UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 10, 2022

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36615

Delaware	26-2222607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

325 North St. Paul Street, Suite 2650, Dallas, TX 75201

(Address of principal executive offices, including zip code)

(612) 746-1944

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GWGHQ	*

*	On May 18, 2022, Nasdaq Stock Market LLC filed a Form 25 delisting and deregistering the shares of common stock, par value $0.001 per share, of GWG Holdings, Inc. from The Nasdaq Stock Market, which became effective ten days after the filing of the Form 25. GWG Holdings, Inc.’s common stock began trading exclusively on the over-the-counter market on April 29, 2022 under the symbol GWGHQ.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 10, 2022, Michael A. Tucker, age 59, was appointed by the GWG Holdings, Inc. (the “Company”) board of directors as Chief Financial Officer of the Company. With the support of additional personnel from FTI Consulting, Inc. (“FTI”), Mr. Tucker will perform the ordinary course duties of a chief financial officer in connection with the Company’s chapter 11 cases and related matters and report to the Chief Executive Officer. The Company intends to file a motion in the Bankruptcy Court of the Southern District of Texas in relation to Mr. Tucker’s appointment.

Mr. Tucker has extensive experience in advising companies, creditors and other parties in restructuring and operational improvement situations during his 37-year career. Mr. Tucker has also been part of management teams including having been appointed the Chief Restructuring Officer of Martifer Solar USA, Inc in March 2014 and then the Chief Executive Officer and Chief Financial Officer in April 2014 with all Martifer duties ending in June 2015. Mr. Tucker began his career in the audit department at PricewaterhouseCoopers (“PwC”) in 1985 and was admitted to the partnership in 1998. In 2002, FTI Consulting acquired PwC’s Business Recovery Services practice, where Mr. Tucker was a Partner. Mr. Tucker has been employed as a Senior Managing Director by FTI continuously since 2002. Mr. Tucker is a Certified Public Accountant as well as a Certified Turnaround Professional and a Certified Fraud Examiner. Mr. Tucker received a B.S., in Accounting, from the University of Illinois.

As of the date of this Current Report on Form 8-K, no additional compensation has been approved for Mr. Tucker in connection with his appointment to the role of Chief Financial Officer. The Company will pay FTI for Mr. Tucker’s time spent acting as Chief Financial Officer pursuant to the terms of an engagement letter, dated April 5, 2022 (the “Engagement Letter”), between FTI and the Company. Under the terms of the Engagement Letter, FTI will be entitled to compensation at specified hourly rates for the services of Mr. Tucker and other FTI personnel pursuant to the Engagement Letter, as well as reimbursement for reasonable direct expenses. Mr. Tucker’s services to the Company are billed by FTI, and he is not separately compensated by the Company for serving as its Chief Financial Officer. FTI is not an affiliate of the Company or any of its subsidiaries. In addition, Mr. Tucker is not eligible to participate in any health, welfare, retirement, or other benefit plans or policies offered by the Company to its employees. The foregoing description of the Engagement Letter is qualified in its entirety by the terms of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

There is no family relationship between Mr. Tucker and any director or executive officer of the Company.  Other than as noted above, there is no arrangement or understanding between Mr. Tucker and any other persons in connection with Mr. Tucker’s appointment to Chief Financial Officer.

Item 9.01 Financial Statements and Exhibits

10.1	Engagement Letter, dated April 5, 2022, between FTI and the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG HOLDINGS, INC.

Date: December 15, 2022	By:	/s/ Jeffrey S. Stein
	Name:	Jeffrey S. Stein
	Title:	Chief Executive Officer

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